Exhibit 99.02

Dream Home/Taylor Morrison Interactive Content Project

Declarations:

1	Project Disneyland wishes to engage DPI’s services to design and develop interactive content in support of Taylor Morrison CMR initiatives.

2
DPI will work with Partner’s Alliance Marketing team to ensure that  the interactive content meets the specifications and that it is integrated within DPI’s build of the Build Your Own Dream Home web site.

A Statement of Work document will be provided to Partner following this approval, in which both parties will agree to the full scope of work involved.

3	Hosting, Technical Support
DPI will host Taylor Morrison interactive content site to accommodate digital media and site user traffic. DPI will provide technical support related to software, hosting, storage of images/video and system review and reporting.

Dream Home/Taylor Morrison Interactive Content Project Build Scope:
•	Web Design and Development of online content
•	Web Design and Development of registration form, includes database capture
•	Forward-to-a-friend functionality
•	Promotional content with supporting multimedia.
•	Campaign reporting to reflect total weekly sign ups and aggregate CMR data at promotion conclusion.
•	Web technologies include: Flash, HTML, Javascript CSS and other industry standard web technologies
•	Program duration (approximately 30 consecutive days)

Project Cost:
$25,000*

*	Additional hours that are incurred outside of project scope and statement of work will be billed at $125 per hour.

Hosting Fee
Components include hosting, technical support

•	Hosting to accommodate digital media, site user traffic and (2) 2-minute videos.
•	Tech support related to software, hosting, storage of images and web interface with kiosk, system review, reporting, etc.

Monthly cost
$500*.

*           Bandwidth usage not to exceed 360GB per month. Additional fees may apply for overage

Fees due upon following schedule
•	50% due upon signing of contract
•	Remaining 50% due upon completion of project, with Partner’s signed approval
•	Hosting fees payable in advance at the 1st of each month.

Acknowledged and approved by:

By:/s/ Arianna Barrios                          By:/s/ Laura Burbano
Printed Name: Arianna Barrios                                                                                                        Printed Name: Laura Burbano
Title: Marketing Director                                                                                          Title: Pomotions Manager
Date: 3/18/08                                                                                                   Date 3/21/08

By:/s/ Mike Sawtell
Printed Name: Mike Sawtell
Title: CEO/President
Date: 3/21/08